Exhibit 99.1

Bright Mountain Media Announces Fiscal 2022 Second Quarter Financial Results

●	Company reinstated onto OTCQB Venture Market

●	Second quarter three months revenue grew 135% year over year

●	Six months revenue year over year up 89%

Boca Raton, FL, September 15, 2022 — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, today announced unaudited financial results for the second quarter and six months ended June 30, 2022.

Key Financial Highlights:

Financial Results for the Three Months Ended June 30, 2022

●	Net revenues for three months ended June 30, 2022, were $5.7 million, an increase of 135%, as compared to $2.4 million in the same period of 2021.

●	Gross profit was $2.8 million, an increase of 195%, as compared to $957 thousand in the same period of 2021.

●	Net loss was ($1.2 million), compared to ($4.5 million) loss in the same period of 2021.

Financial Results for the Six Months Ended June 30, 2022

●	Net revenues for the six months ended June 30, 2022, were $9.2 million, an increase of 89%, as compared to $4.8 million in the same period 2021.

●	Gross profit was $4.5 million, an increase of 130%, as compared to $1.9 million in the same period of 2021.

●	Net loss was ($3.3 million), compared to ($6.1 million) loss in the same period of 2021.

Key Operational Highlights:

●	Gross margins improved 25% for the 2nd Quarter 2022, compared to the comparable prior period; or from 39.3% to 49.3%.

●	Gross margins improved 21% for the six months ended June 30, 2022, compared to the prior period; or from 41.2% to 50.0%.

●	On an Adjusted EBITDA basis for the 2nd Quarter 2022, the Company earned $0.3M and for the six months ended June 30, 2022, the Company is essentially break-even.

Shares of Bright Mountain Media, Inc. (BMTM) common stock were reinstated for trading on the OTCQB® Venture Market after an OTC Markets compliance review. To qualify for this market, companies must meet high financial standards, follow best practice corporate governance, demonstrate compliance with U.S. securities laws and be current in their disclosure. The Company believes that the move to the OTCQB will provide enhanced investor benefits including higher reporting standards, greater access to analyst coverage and news services, and more comprehensive compliance requirements. The OTCQB dramatically increases transparency, reporting standards, management certification and compliance requirements. The majority of broker dealers trade stocks on the OTCQB. Historically this has resulted in greater liquidity and awareness for companies that reach the OTCQB tier. Investors can find current financial disclosure and Real-Time Level 2 quotes for the Company on www.otcmarkets.com.

Matt Drinkwater, Chief Executive Officer of Bright Mountain Media, stated, “I am enthusiastic about the progress we have made as a company. We embarked on an aggressive plan for 2022 to reduce our costs while organically increasing both our audience and our revenue and we’ve achieved both of those objectives in a short time period. Our investment into Mom Index, our first party data product, is moving forward according to plan, both informing our editorial decisions and attracting advertisers. There is strong interest on the part of brands and agencies to connect with our powerful audience of Moms and household decision makers, evidenced by the organic revenue growth.”

“Looking ahead, we continue to seek potential acquisition candidates that fit our highly selective requirements, all of which are accretive, reasonably valued and complementary to our core business. With a robust pipeline of product launches, the onboarding of multiple strategic partners, and the organic growth we are already experiencing, we believe we are well positioned to drive our business forward for the remainder of 2022 and beyond,” concluded Mr. Drinkwater.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics through the removal of middlemen in the advertising services process. The Company’s publishing division, led by Wild Sky Media, offers significant global reach through engaging content and multicultural audiences, telling unique stories of our most diverse generation. The Company’s robust portfolio of websites includes Mom.com, CafeMom, LittleThings, MamásLatinas and many more. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes,” and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission on June 13, 2022 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Barwicki Investor Relations, Inc.

516-662-9461

Andrew J. Barwicki

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenues
Advertising	$5,716,779	$2,433,415	$9,175,943	$4,833,135

Cost of revenue
Advertising	2,899,290	1,476,108	4,589,905	2,842,951
Gross profit	2,817,489	957,307	4,586,038	1,990,184

Selling, general and administrative expenses	3,443,199	4,749,835	7,330,558	9,024,269

Loss from operations	(625,710)	(3,792,528)	(2,744,520)	(7,034,085)

Other income (expense)
Gain on forgiveness of PPP loan	295,600	-	1,137,140	1,706,735
Other income (expense)	39,059	(82,357)	38,902	39,473
Interest expense	(722)	(75,211)	(735)	(336,206)
Interest expense - related party	(895,745)	(539,215)	(1,735,162)	(574,503)
Total other income (expense)	(561,808)	(696,783)	(559,855)	835,499

Net loss before tax	(1,187,518)	(4,489,311)	(3,304,375)	(6,198,586)

Income tax expense	–	–	–	–

Net loss	(1,187,518)	(4,489,311)	(3,304,375)	(6,198,586)

Preferred stock dividends
Series A, Series E, and Series F preferred stock	(1,247)	(89,958)	(2,480)	(178,936)

Net loss attributable to common shareholders	$(1,188,765)	$(4,579,269)	$(3,306,855)	$(6,377,522)

Other comprehensive income (loss)	$16,709	$(82,324)	$16,790	$(113,613)

Comprehensive loss	$(1,172,056)	$(4,661,593)	$(3,290,065)	$(6,491,135)

Basic and diluted net loss per share	$(0.01)	$(0.04)	$(0.02)	$(0.05)
Weighted average shares outstanding - basic and diluted	149,159,461	120,353,074	149,130,579	119,652,844

Non-GAAP financial measure

We report adjusted EBITDA as a supplemental measure to U.S. generally accepted accounting principles (“GAAP”). This measure is one of the primary metrics by which we evaluate the performance of our business, on which our internal budgets are based. We believe that investors have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. We endeavor to compensate for the limitations of the non-GAAP measure presented by providing the comparable GAAP measure with equal or greater prominence and description of the reconciling items, including quantifying such items to derive the non-GAAP measure. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measure.

Our adjusted EBITDA is defined as operating income/loss excluding:

●	non-cash stock option compensation expense;
●	depreciation;
●	non-restructuring severance expenses
●	Non-recurring professional fees;
●	acquisition-related items consisting of amortization expense and impairment expense;
●	interest; and
●	amortization on debt discount.

We believe this measure is useful for analysts and investors as this measure allows a more meaningful year-to-year comparison of our performance. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole. The above items are excluded from adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, adjusted EBITDA corresponds more closely to the cash operating income/loss generated from our business. Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statement of operations and comprehensive loss of certain expenses.

The following is an unaudited reconciliation of net loss to adjusted net loss and Adjusted EBITDA for the periods presented:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Net loss before tax	$(1,187,518)	$(4,489,311)	$(3,304,375)	$(6,198,586)
plus:
Stock compensation expense	30,115	128,342	175,780	298,390
Depreciation expense	8,468	16,487	11,853	34,534
Amortization expense	389,741	396,267	786,007	792,533
Nonrecurring professional fees	164,465	115,409	307,749	160,409
Amortization on debt discount	333,177	141,992	613,155	145,444
Bad debt (recovery)	(49,076)	(147,166)	222,279	(141,070)
Non-restructuring severance expense	29,313	-	29,313	-
Interest expense, net	722	75,211	735	336,206
Interest expense – related party	562,568	393,772	1,122,007	429,060
Adjusted EBITDA	$281,975	$(3,368,997)	$(35,497)	$(4,143,080)

For the three and six months ended June 30, 2022 and 2021, to disclose an adjusted EBITDA that accurately represents actual operations, we have excluded the PPP loan forgiveness from the calculation.